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                                                                    EXHIBIT 99.7

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of September 21, 2001, is between StarMedia Network, Inc. ("Company"), and Enrique Narciso, an individual ("Executive").

         WHEREAS, Executive has been employed by Company on the terms and conditions set forth in an Employment Agreement, dated as of September 18, 1999, by and between Company and Executive (the "Initial Employment Agreement"); and

         WHEREAS, Executive and Company have terminated the Initial Employment Agreement by mutual consent; and

         WHEREAS, Company wishes to continue the employment of Executive under the terms and conditions provided in this Agreement, and Executive wishes to be so employed;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements in this Agreement, the parties agree as follows:

1.       POSITION, DUTIES AND RESPONSIBILITIES

               1.1 POSITION. Executive will be employed by the Company to render services to the Company in the position of President and Chief Executive Officer. During the term of his employment with Company, Executive shall have such duties and responsibilities as shall be assigned to him by the Board of Directors of the Company (the "Board") in accordance with the duties and responsibilities in the Company's by-laws. Executive shall devote his full business time, energies and abilities to the business and affairs of Company and to promoting its best interests.

               1.2 LOCATION OF WORK. Executive will not be required to live outside of Miami, Florida.


               1.3 OTHER ACTIVITIES. Except upon the prior written consent of the Chairman of the Board, Executive will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be in conflict with, or that might place Executive in a conflicting business position to that of, the Company.

2.       COMPENSATION, BENEFITS AND EXPENSES.

               2.1 BASE SALARY. In consideration of the services to be rendered under this Agreement, while Executive remains employed by the Company, Company shall pay Executive an initial annual base salary equivalent to Two Hundred and Fifty Thousand Dollars ($250,000), less standard deductions and withholdings, payable in regular periodic payments in accordance with Company policy.


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               2.2 SIGNING BONUS. Within five (5) days of the execution and delivery of this Agreement, Executive shall receive a one-time signing bonus of One Hundred Thousand Dollars ($100,000).

               2.3 PERFORMANCE BONUS. Executive will be eligible to receive an annual discretionary performance bonus in an amount to be determined by the Board. To receive the discretionary bonus, Executive must be employed by the Company on the date that the discretionary bonus is paid. If Executive remains employed by Company on December 31, 2001, Executive will receive a performance bonus of not less than One Hundred Thousand Dollars ($100,000).

               2.4 BONUS FOR SALE OF COMPANY. If a Company Sale (as defined below) takes place while this Agreement is in effect, then Executive shall be entitled to the following bonus (the "Sale Bonus"):

                    (i) if the Company Sale takes place on or before February
               15, 2002, Executive will receive a bonus equal to 0.5% (one-half of one percent) of the Net Proceeds (as defined below); and

                    (ii) if the Company Sale takes place after February 15,
               2002, Executive will receive a bonus equal to 1% (one percent) of the Net Proceeds;

               PROVIDED, HOWEVER, that in no event shall the Sale Bonus be less than Four Hundred and Twenty-Five Thousand Dollars ($425,000). The Sale Bonus will be payable in cash regardless of whether the Net Proceeds consist of cash or other consideration, provided that, if the Net Proceeds consist entirely or partially of consideration other than cash, then, at the discretion of the Board, any Sale Bonus in excess of $425,000 may be paid in such other consideration. The Sale Bonus shall be paid at the Closing of the Company Sale. The Company hereby covenants and agrees that if Executive is terminated other than For Cause, or if there is a Constructive Discharge, and a Company Sale occurs within sixty (60) days following such termination, Executive will receive the Sale Bonus.

               2.5 DEFINITION OF COMPANY SALE. "Company Sale" shall mean: (i) the sale of all or substantially all of the Company's assets; or (ii) the sale of 50% or more of the outstanding capital stock of the Company, including a sale pursuant to a tender offer or exchange offer, in a single or integrated transaction; (iii) the sale of the Company through a consolidation or merger (other than a merger of the Company with one or more of its majority-owned subsidiaries) in which either, the Company is not the surviving corporation, or the acquisition is as a result of a reverse triangular merger, provided in either case the stockholders of the Company immediately before such consolidation or merger own less than 50% of the outstanding capital stock of the surviving corporation immediately after such consolidation or merger; or
(iv) any transaction similar to the foregoing which results in a majority of the members of the Board immediately preceding such transaction ceasing to be directors of the Company as a result of such transaction.


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               2.6 DEFINITION OF NET PROCEEDS. "Net Proceeds" shall mean, with respect to a Company Sale, (x) the gross amount of consideration payable to the Company or its stockholders in respect of such Company Sale, less (y) transaction fees, commissions and other similar expenses that are incurred in connection with the Company Sale and are paid by the Company or its stockholders (to the extent not already deducted in arriving at the amount referred to in clause (x) above).

               2.7 STOCK OPTIONS. Executive will be granted options to purchase up to 1,500,000 shares of Company's common stock pursuant to the terms and conditions of Company's 2000 Stock Option Plan. These options will vest over a three-year period, with options to buy up to 500,000 shares of Company's common stock vesting on the first, second and third anniversaries of this Agreement, respectively. In the event of a Company Sale, fifty percent (50%) of the options that remain unvested on such date will immediately vest and become fully exercisable. With respect to the options to buy up to 385,000 shares of the Company's common stock which are currently held by Executive pursuant to the Company's 1998 and 2000 Stock Option Plans, the Company shall amend the terms governing such options to provide that fifty percent (50%) of such options remaining unvested at the time of a Company Sale will vest and become fully exercisable on such date.

               2.8 BENEFITS. While this Agreement remains in effect, Executive shall be eligible to participate in the employee benefit plans and compensation programs maintained by Company applicable to other senior executives of the Company, including (without limitation) savings or profit-sharing plans, deferred compensation plans, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program. Executive will also be maintained on the Company's directors and officers liability insurance policy for term of this Agreement and for seven years after his termination from employment for any reason.

               2.9 EXPENSES. During the employment relationship, the Company shall reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper receipts in accordance with the Company's policies.

3.       AT-WILL EMPLOYMENT.

         Executive acknowledges and agrees that his employment status is that of an employee-at-will and that Executive's employment may be terminated by Company or Executive at any time with or without cause and with or without notice. In accepting employment with Company, Executive has not relied, and will not rely, on any statements or representations, whether oral or in writing, by any officers, employees or agents of Company concerning the duration or term of employment, grounds and procedures for discharge or termination of employment, or any other terms and conditions of employment except those specifically stated in writing and signed by both Executive and the Chairman of the Board of Directors of the Company.


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4.       TERMINATION AND SEVERANCE

               4.1 TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE. In the event that Executive is terminated For Cause (as defined below) or if Executive voluntarily terminates his employment and is not Constructively Discharged (as defined below) or if Executive's employment terminates as the result of a Company Sale, Company shall pay Executive all compensation due and owing through the last day actually worked and thereafter all of Company's obligations under this Agreement shall cease, except for the Company's obligations under Sections 2.4 and 2.8 of this Agreement.

               4.2 TERMINATION NOT FOR CAUSE OR CONSTRUCTIVE DISCHARGE. If Company terminates Executive's employment for any reason other than For Cause or other than as a result of a Company Sale or if Executive is Constructively Discharged, the Company shall pay Executive all compensation due and owing through the last day actually worked as well as the Sale of the Company Bonus, if applicable. In addition, if Executive signs a release substantially in the form attached as Annex A, Executive will receive a severance payment of Four Hundred and Twenty-Five Thousand Dollars ($425,000), less applicable and authorized deductions, payable at the Company's option either as a lump sum payment or as salary continuation payments.

               4.3 DEFINITION OF FOR CAUSE. The Company's termination of Executive's employment with the Company shall be "For Cause" if, in the reasonable opinion of the Board: (i) Executive breached the terms of this Agreement and such breach is not cured within ten (10) days after Executive has received written notice from the Company of such breach, (ii) Executive exhibits dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence in the performance of his duties under this Agreement, (iii) Executive is convicted of a crime other than a minor traffic violation, or (iv) Executive refuses or fails to act on any lawful directive or order from the Board.

               4.4 DEFINITION OF CONSTRUCTIVE DISCHARGE. Executive's resignation from employment with the Company shall be a "constructive discharge" if Executive resigns because the Board has made a material reduction in Executive's salary or benefits which are not also required of all other senior executives.

               4.5 COOPERATION IN PENDING WORK. Following any termination of Executive's employment, Executive shall reasonably cooperate with Company in all matters relating to the winding up of pending work on behalf of Company and the orderly transfer of work to other employees of Company for a period of up to 30 days following any termination. In addition, Executive shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Executive's acts or omissions while employed by Company.

               4.6 RETURN OF COMPANY'S PROPERTY. Executive hereby acknowledges and agrees that all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Executive in the course of or incident to Executive's employment, belong to Company and shall be promptly


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returned to Company upon termination of Executive's employment.


5.       CONFIDENTIAL INFORMATION.

               5.1 NONDISCLOSURE. Executive acknowledges that the Confidential Information was acquired and will continue to be acquired by the Company at great expense and constitutes trade secrets of the Company, and that irreparable injury will result to the Company from unauthorized disclosure of Confidential Information. Executive shall not use any Confidential Information or disclose, publish or otherwise make available any Confidential Information to third parties at any time during or after the term of Executive's employment, except in pursuance of the business of the Company. Executive further agrees that all Confidential Information, together with all notes and records relating thereto, and all copies, duplicates, reproductions, facsimiles or excerpts thereof in Executive's possession, are the exclusive property of the Company and will be returned promptly to the Company upon the termination of Executive's employment. In addition, Executive agrees to return promptly to the Company upon the conclusion of Executive's employment (or at the Company's option irretrievably destroy or erase) all reports, files, memoranda, records and software, credit cards, cardkey passes, door and file keys, computer access codes or disks, instructional material, and other physical or personal property which Executive received or prepared in connection with Executive's employment with the Company. Executive's obligations of confidentiality hereunder will survive the termination of this Agreement, until and unless any such Confidential Information becomes, through no fault of Executive, generally known to the public or Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). Executive's obligations under this Section 5.1 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Executive may have to the Company under general legal or equitable principles.

               5.2 CONFIDENTIAL INFORMATION DEFINED. For the purposes hereof, the term "Confidential Information" shall include, but is not limited to, all information acquired by Executive in the course of his employment in any way concerning any existing services, hardware and software products and hardware and software in various stages of research and development, plans, projects, activities, research, know-how, trade secrets, trade practices, clients, customers, specifications, drawings, sketches, models, samples, proprietary data, client or customer lists, technology, documentation relating to software or computer systems, source code, object code methodologies, product development, distribution plans, contractual arrangements, profits, sales, pricing policies, operational methods, technical processes, business policies, practices and other business affairs and methods, plans for future developments and other technical, business and financial information, and information received from third parties that the Company is obligated to treat as confidential or proprietary, which can be communicated by any means whatsoever, including without limitation oral, visual, written and electronic transmission. Executive understands that the foregoing is not an exhaustive list and that Confidential Information will also include any other information or materials identified as confidential or proprietary or which Executive knows or has reason to know has such status; PROVIDED, HOWEVER, that Confidential Information shall not include information that is or becomes publicly known


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through no breach of this Agreement by Executive, has been approved for release by prior written consent of the Company, or has been disclosed pursuant to a requirement of a government agency or of law.

6.       INTERFERENCE WITH THE COMPANY.

               6.1 COMPETITION. During Executive's employment relationship with the Company and for one (1) year after the termination of such relationship for any reason (the "Restricted Period"), Executive will not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in the ownership, management, operation or control of any Restricted Enterprise (as defined below), provided that in no event shall ownership of less than two (2) percent of the outstanding equity securities of any issuer whose securities are registered on a national securities exchange be prohibited under this Section 6.1.

               "Restricted Enterprise" shall mean any company which is an integrated internet media and solutions company in Latin American and U.S. Hispanic market.

               6.2 SOLICITATION OF EMPLOYEES OR CUSTOMERS. During the Restricted Period, Executive will not, directly or indirectly, solicit for employment any current employee of the Company or any individual who was employed by the Company at any time during the year immediately preceding the termination of the Executive's employment. In the event that Executive hires or employs any such person during the Restricted Period (without soliciting such person in violation of this foregoing restriction), Executive shall pay to the Company Seventy-Five Thousand Dollars ($75,000), which amount represents the cost of replacing such person.

               During the Restricted Period, Executive shall not solicit or take away, for himself or for the benefit of any Restricted Enterprise, any person or entity which is a customer of the Company or which was in negotiations to become a customer of the Company at the time of Executive's termination.

               6.3 ENFORCEABILITY. If any of the restrictions contained in this
Section 6 shall be deemed by any applicable court to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the parties agree that such court shall modify such restriction, only to the extent necessary to render it enforceable and, in its reduced form, such restriction shall then be enforced.

               6.4 REASONABLENESS OF COVENANTS. Executive acknowledges that the services to be rendered to the Company are of a special and unique character and that the restrictions specified in Sections 5 and 6 of this Agreement are reasonable. Executive acknowledges that the amount of compensation reflects Executive's agreement in Sections 5 and 6, and acknowledges that Executive will not be subject to undue hardship by reason of the agreements set forth in this Agreement.

7.       REPRESENTATIONS, WARRANTIES, AND COVENANTS.


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         Executive represents, warrants, and covenants that Executive's performance of all the terms of this Agreement and any services to be rendered as an employee of Company do not and will not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Executive in confidence, trust or otherwise prior to Executive's employment by Company) to which Executive is a party or by the terms of which Executive may be bound. Executive covenants and agrees that Executive will not disclose to Company, or induce Company to use, any such proprietary information, knowledge or data belonging to any previous employer or others.

8.       GOVERNING LAW.

         This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York without reference to conflict of law principal.

9.       ALTERNATIVE DISPUTE RESOLUTION

         The Company and Executive mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties arising from or related to Executive's employment with the Company, shall be submitted to mediation before a mutually agreeable mediator. In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved by arbitration. The claims covered by this Agreement ("Arbitrable Claims") include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraph. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims.

         Claims Executive may have for Workers' Compensation or unemployment compensation benefits are not covered by this Agreement. Also not covered is either party's right to obtain provisional remedies or interim relief from a court of competent jurisdiction.

         Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims. Company and Executive agree that arbitration shall be held in or near New York, New York, and shall be in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association, before an arbitrator licensed to practice law in the State of New York. The arbitrator shall have authority to award or grant both legal, equitable, and declaratory relief. Such arbitration shall be final and binding on the parties. The Federal Arbitration Act shall govern the interpretation and enforcement of this section pertaining to Alternative Dispute Resolution.


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         This Agreement to mediate and arbitrate survives termination of
Executive's employment.

10.      ENTIRE AGREEMENT.

         This Agreement contains all the understandings and representations between the parties pertaining to the subject matter of this Agreement and supersedes all undertakings and agreement, whether oral or in writing, previously entered into by them, including without limitation the Initial Employment Agreement.

11.      AMENDMENT, MODIFICATION, WAIVER.

         No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company other than the Executive. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party in exercising any right, power or privilege operate as a waiver thereof to preclude any other or further exercise or the exercise of any other such right, power or privilege.

12.      SEVERABILITY.

         Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part of and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth in it.

13.      SURVIVORSHIP.

         The respective rights and obligations of the parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.


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14.      TITLES.

         Titles of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

15.      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      StarMedia Network, Inc.



                                      By: /s/ Susan L. Segal
                                          ----------------------------
                                      Name: Susan L. Segal
                                      Title: Vice Chairman



                                      Executive



                                      /s/ Enrique Narciso
                                      ----------------------
                                         Enrique Narciso


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                          RELEASE AND WAIVER OF CLAIMS

         In exchange for the Severance Payments and other benefits to which I would not otherwise be entitled, I hereby furnish StarMedia Network, Inc., (the "Company") with the following release and waiver.

         I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, attorneys, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including the date I sign this Release with respect to any claims relating to my employment and the termination of my employment, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination Act of 1990; the New York Human Rights Law, the Florida Civil Rights Law as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; emotional distress; and breach of the implied covenant of good faith and fair dealing.

         [IF OVER 40 YEARS OLD] I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.


         Date:                            Name:
              ----------------------           ---------------------------------


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